Exhibit 10.29

USA TECHNOLOGIES, INC.

PLACEMENT AGENT AND DEALER-MANAGER AGREEMENT

April __, 2010

Source Capital Group, Inc.
As Placement Agent and Dealer-Manager,
276 Post Road West
Westport, CT 06880

Ladies and Gentlemen:

The following will confirm our agreement relating to: (i) the proposed offering (the “Initial Offering”) to be undertaken by USA Technologies, Inc., a Pennsylvania corporation (the “Company”), at a per unit price of $______ (the “Initial Offering Price”) of up to $3,000,000 of its common stock, no par value (the “Common Stock”), and warrants to purchase shares of Common Stock (the “USATZ Warrants”), as set forth in the Company’s registration statement on Form S-1 (Registration Number 333-165515) (the “Initial Offering Registration Statement”) first filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2010, and as amended on April __, 2010; and (ii) the proposed rights offering (the “Rights Offering”) to be undertaken by the Company as soon as practicable following the completion of the Initial Offering, pursuant to which the Company will distribute to holders of record of its Common Stock and its publicly traded warrants (the “USATW Warrants”) and to two of its other warrant holders who are entitled to participate in the Rights Offering pursuant to the terms of the warrants held by them (the “Other Warrants”), non-transferable subscription rights (the “Rights”) as set forth in the Company’s registration statement on Form S-1 (Registration Number 333-165516) (the “Rights Offering Registration Statement”) first filed with the Commission on March 16, 2010, and as amended on April __, 2010, to subscribe for and purchase shares of the Company’s Common Stock and to receive USATZ Warrants, at a subscription price not greater than the Initial Offering Price per Right in cash (the “Subscription Price”).  The Subscription Price will not be greater than the Initial Offering Price.  The USATZ Warrants will be exercisable until December 31, 2013 at an exercise price of $_____ per share of Common Stock, equal to 125% of the Subscription Price.

1.              The Initial Offering.

(a)            The Company proposes to undertake the Initial Offering pursuant to which it will seek subscriptions to purchase one share of Common Stock and one USATZ Warrant for a subscription price equal to the Initial Offering Price. The subscriptions accepted by the Company in the Initial Offering will be limited to a maximum of $3,000,000.

(b)            The USATZ Warrants are expected to be quoted on the NASDAQ Global Market under the symbol USATZ and shall be transferable in accordance with, applicable state “blue sky” laws, rules and regulations.

2.              The Rights Offering.

(a)            The Company proposes to undertake the Rights Offering pursuant to which each holder of Common Stock, the Other Warrants, and USATW Warrants shall receive one Right for each share of Common Stock, the Other Warrants, or USATW Warrants held of record at the close of business on the record date of the Rights Offering (the “Record Date”). Holders of Rights will be entitled to subscribe for and purchase, at the Subscription Price, one share of Common Stock and one USATZ Warrant for every Right granted to such holder on the Record Date.

(b)            The Rights are non-transferrable and will not be quoted on any market.

(c)            The Rights will expire at 5:00 p.m., New York City time, on the tenth business day following the commencement of the Rights Offering subscription period (the “Expiration Date”). The Company shall have the right to extend the Expiration Date for up to an additional 30 trading days in its sole discretion.

(d)            All funds from the exercise of Rights will be deposited with American Stock Transfer & Trust Company, LLC, as the subscription agent (the “Subscription Agent”) and held in a segregated account with the Subscription Agent pending a final determination of the number of shares of Common Stock and USATZ Warrants to be issued pursuant to the exercise of Rights. As soon as is practicable, the Company shall conduct a closing of the Rights Offering (a “Closing”). In no event will the Company raise more than an aggregate of $12,000,000 in the Initial Offering and the Rights Offering

(e)            If the Company does not receive aggregate gross proceeds of $12,000,000 in the Initial Offering and the Rights Offering, the Company reserves the right to offer any unsold shares of Common Stock and USATZ Warrants to the public at the Subscription Price, all as more fully described in the Rights Offering Registration Statement (the “Follow-On Offering”).

3.              Appointment as Placement Agent and Dealer-Manager; Roles of Placement Agent and Dealer-Manager.  The Company hereby engages Source Capital Group, Inc. (“Source”) as the sole exclusive placement agent for the Initial Offering (“Placement Agent”) and the sole exclusive dealer-manager (the “Dealer-Manager”) in connection with the Rights Offering and the Follow-On Offering, authorizes the Placement Agent to act as such on its behalf in connection with the Initial Offering and authorizes the Dealer-Manager to act as such on its behalf in connection with the Rights Offering and the Follow-On Offering, in accordance with this Placement Agent and Dealer-Manager Agreement (this “Agreement”).  During the Engagement Period (as defined in the engagement letter agreement entered into between the Company and Source, dated February 18, 2010 (the “Engagement Letter”), the Company will not solicit, negotiate with or enter into any agreement with any other placement agent, financial advisor, dealer manager, brokers, dealers or underwriters or any other person or entity in connection with the Initial Offering, the Rights Offering, or the Follow-On Offering.  On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Source agrees that: (i) as Placement Agent it will, the extent requested by the Company, use its best efforts to (a) advise and assist the Company in soliciting subscriptions for up to $3,000,000 of its Common Stock and USATZ Warrants at the Initial Offering Price and (b) provide Initial Offering Advisor Services (as defined below) in connection with the Initial Offering; and (ii) as Dealer-Manager it will, to the extent requested by the Company, use its best efforts to (a) advise and assist the Company in soliciting exercise of the Rights for subscriptions for shares of Common Stock and USATZ Warrants, (b) advise and assist the Company in connection with the solicitation of offers to purchase any shares of Common Stock and USATZ Warrants not subscribed for by the holders of Rights, (c) advise and assist the Company in soliciting subscriptions in connection with the Follow-On Offering at the Subscription Price, and (d) provide Rights Offering Advisory Services (as defined below) in connection with the Rights Offering and Follow-On Offering.  For purposes of this Agreement, the term “Initial Offering Advisory Services” means (i) advising on pricing and other terms and conditions of the Initial Offering, (ii) providing guidance on general market conditions and their impact on the Initial Offering and (iii) assisting the Company in drafting a presentation that may be used to market the Initial Offering to potential investors.  For purposes of this Agreement, the term “Rights Offering Advisory Services” means (i) advising on the pricing and other terms and conditions of the Rights Offering and the Follow-On Offering, (ii) providing guidance on general market conditions and their impact on the Rights Offering and the Follow-On Offering, and (iii) assisting the Company in drafting a presentation that may be used to market the Rights Offering and the Follow-On Offering to existing and potential investors. For the avoidance of doubt and notwithstanding anything that may be to the contrary in this Agreement, the Company and Source hereby agree that the Placement Agent will not underwrite the Initial Offering, the Dealer-Manager will not underwrite the Rights Offering and the Follow-On Offering, Source has no obligation to act, and will not act, in any capacity as an underwriter in connection with the Initial Offering or the Rights Offering or the Follow-On Offering and Source has no obligation to purchase or procure purchases of the shares of Common Stock and USATZ Warrants offered in connection with the Initial Offering or the Rights Offering or the Follow-On Offering.  The Company agrees that it will not hold Source liable or responsible for the failure of the Initial Offering or Rights Offering or the Follow-On Offering in the event that the Initial Offering or the Rights Offering or the Follow-On Offering is not successfully consummated for any reason other than Source’s failure to use its best efforts in connection with the Initial Offering or the Rights Offering or the Follow-On Offering, as the case may be.

4.              No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. Source shall not be subject to any liability to the Company or any of the Company’s Subsidiaries (as defined below) or “affiliates” (“Affiliates”, as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) for any act or omission on the part of any broker or dealer in securities (other than Source) or any bank or trust company or any other management, shareholders, creditors or any other natural person, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity or organization (each, a “Person”), and Source shall not be liable for its own acts or omissions in performing its obligations as advisor, Placement Agent or Dealer-Manager hereunder or otherwise in connection with the Initial Offering or the Rights Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted primarily from any such acts or omissions undertaken or omitted to be taken by Source through its gross negligence, bad faith or willful misconduct other than Source’s failure to use its best efforts in connection with the Initial Offering or the Rights Offering or the Follow-On Offering, as the case may be. In soliciting or obtaining exercises of Rights, the Dealer-Manager shall not be deemed to be acting as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as the Dealer-Manager’s agent or as the agent of the Company. As used herein, the term “Subsidiary” means a Subsidiary of the Company as defined in Rule 405 of the Securities Act. Unless the context specifically requires otherwise, the term “Company” as used in this Agreement means the Company and its Subsidiaries collectively on a consolidated basis.

5.              The Initial Offer Documents and the Rights Offer Documents.

(a)            There will be used in connection with the Initial Offering certain materials in addition to the Initial Offering Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Initial Offering Registration Statement (each as defined herein), including: (i) all exhibits to the Initial Offering Registration Statement which pertain to the conduct of the Initial Offering and (ii) any soliciting materials relating to the Initial Offering approved by the Company (collectively with the Initial Offering Registration Statement, any related Preliminary Prospectus and the related Prospectus, the “Initial Offer Documents”). The Placement Agent shall be given an opportunity to review and comment upon the Initial Offer Documents.

(b)            There will be used in connection with the Rights Offering or the Follow-On Offering certain materials in addition to the Rights Offering Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Rights Offering Registration Statement (each as defined herein), including: (i) all exhibits to the Rights Offering Registration Statement which pertain to the conduct of the Rights Offering and (ii) any soliciting materials relating to the Rights Offering or the Follow-On Offering approved by the Company (collectively with the Rights Offering Registration Statement, any related Preliminary Prospectus and the related Prospectus, the “RightsOffer Documents”). The Dealer-Manager shall be given an opportunity to review and comment upon the Rights Offer Documents.

(c)            The Company agrees to furnish the Placement Agent with as many copies as it may reasonably request of the final forms of the Initial Offer Documents, and the Placement Agent is authorized to use copies of the Initial Offer Documents in connection with its acting as Placement Agent. The Placement Agent hereby agrees that it will not disseminate any written material for or in connection with the solicitation of subscriptions for shares of Common Stock and USATZ Warrants pursuant to the Initial Offering other than the Initial Offer Documents.

(d)            The Company agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Rights Offer Documents, and the Dealer-Manager is authorized to use copies of the Rights Offer Documents in connection with its acting as Dealer-Manager. The Dealer-Manager hereby agrees that it will not disseminate any written material for or in connection with the solicitation of exercise of Rights pursuant to the Rights Offering or the solicitation of subscriptions for shares of Common Stock and USATZ Warrants pursuant to the Follow-On Offering other than the Rights Offer Documents.

(e)            The Company represents and agrees that no solicitation material, other than the Initial Offer Documents and the documents to be filed therewith as exhibits thereto (each in the form of which has been approved by the Placement Agent), will be used in connection with the Initial Offering by or on behalf of the Company without the prior approval of the Placement Agent, which approval will not be unreasonably delayed or withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Initial Offering without the Placement Agent’s approval, then the Placement Agent shall be entitled to withdraw as Placement Agent in connection with the Initial Offering and the related transactions without any liability or penalty to the Placement Agent or any other Person identified in Section 12 hereof as an “indemnified party,” and the Placement Agent shall be entitled to receive the payment of all fees and expenses payable under the Engagement Letter as if the Engagement Period had been terminated by the Placement Agent as of the date of such withdrawal.

(f)             The Company represents and agrees that no solicitation material, other than the Rights Offer Documents and the documents to be filed therewith as exhibits thereto (each in the form of which has been approved by the Dealer-Manager), will be used in connection with the Rights Offering by or on behalf of the Company without the prior approval of the Dealer-Manager, which approval will not be unreasonably delayed or withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Rights Offering without the Dealer-Manager’s approval, then the Dealer-Manager shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering and the related transactions without any liability or penalty to the Dealer-Manager or any other Person identified in Section 12 hereof as an “indemnified party,” and the Dealer-Manager shall be entitled to receive the payment of all fees and expenses payable under the Engagement Letter as if the Engagement Period had been terminated by the Placement Agent as of the date of such withdrawal.

6.              Representations and Warranties. The Company represents and warrants to Source that:

(a)            The Initial Offering Registration Statement, as amended, and the Rights Offering Registration Statement, as amended (collectively, the “Registration Statements”) have: (i) been prepared by the Company in conformity with the requirements of the Securities Act in all material respects, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such Registration Statements as amended to date have been delivered or made available by the Company to Source. For purposes of this Agreement, “Effective Time” means the date and the time as of which each of the Registration Statements, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such Registration Statement, or amendments thereof, before it becomes effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of Source pursuant to Rule 424(a) of the Securities Act; “Initial Offering Registration Statement” means the Initial Offering Registration Statement, as amended at the Effective Time, including any documents which are exhibits thereto; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. All references in this Agreement to the Registration Statements, the Preliminary Prospectus, and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Prospectus delivered to the Placement Agent for use in connection with the Initial Offering (the “Initial Offering Prospectus”) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.  The Prospectus delivered to the Dealer-Manager for use in connection with the Rights Offering (the “Rights Offering Prospectus”) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.  As used in this Agreement, the term “Prospectuses” means the Initial Offering Prospectus and the Rights Offering Prospectus.

(b)            Each of the Registration Statements conformed, as of the Effective Time, in all material respects to the requirements of the Securities Act and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; and the Prospectus and any further amendments or supplements to such Registration Statement conforms or will conform, as of their respective dates or when they are declared effective by the Commission, as the case may be, in each case, in all material respects to the requirements of the Securities Act and collectively do not and will not, as of the applicable date thereof or when declared effective by the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the applicable Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made by the Company as to information contained in or omitted from such Registration Statement or the applicable Prospectus in reliance upon and in conformity with written information regarding Source furnished to the Company by or on behalf of Source specifically for inclusion therein (collectively, the “Source Information”) under appropriate headings and in its final form as approved by Source and its counsel.

(c)            There are no contracts, agreements, plans or other documents which are required to be described in the Prospectus for, or filed as exhibits to either Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to such Registration Statement or referred to in, or incorporated by reference into, the exhibit table of such Registration Statement as permitted by the Securities Act.

(d)            The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their businesses as described in the Registration Statements and the Prospectuses, except where the absence of such power or authority (either individually and in the aggregate) would not have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, material properties or prospects (as such prospects are disclosed or described in the relevant Prospectus) of the Company and its Subsidiaries, taken as a whole or (ii) the Initial  Offering, the Rights Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statements or the Prospectuses (any such effect being a “Material Adverse Effect”).

(e)            This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by Source, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(f)             Neither the Company nor any of its Subsidiaries: (i) is in violation of its charter or by-laws, (ii) in default under or in breach of, and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”) upon any of their property or assets pursuant to, any material contract, agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order, foreign and domestic, to which the Company or its Subsidiaries or any of its respective properties or assets is subject, except, in the case of clauses (ii) and (iii) above, any violation or default that would not have a Material Adverse Effect.

(g)            Prior to or on the date hereof: (i) the Company and Subscription Agent have or will have entered into a subscription agency agreement (the “Subscription Agency Agreement”) if required by the Subscription Agent and (ii) the Company and Mackenzie Partners, Inc. (the “Information Agent”) have or will have entered into an information agency agreement (the “Information Agency Agreement”) if required by the Information Agent. When executed by the Company, if applicable, each of the Subscription Agency Agreement and the Information Agency Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent or the Information Agent, as the case may be, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(h)            The Rights to be issued and distributed by the Company pursuant to the Rights Offering have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Rights Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Rights is or will be subject to personal liability by reason of being such a holder, and the Rights will conform in all material respects to the description thereof contained in the Rights Offering Registration Statement and the related Prospectus.  The shares of Common Stock issuable upon exercise of any USATZ Warrants have been duly and validly authorized and, when issued and delivered in accordance with the terms of the USATZ Warrants, will be duly and validly issued, fully paid and non-assessable, no holder of the Common Stock is or will be subject to personal liability by reason of being such a holder, and the Common Stock conforms in all material respects to the description thereof contained in the Registration Statements and the Prospectuses.

(i)             The shares of Common Stock registered in the Registration Statements have been duly and validly authorized and reserved for issuance and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Initial Offering and Rights Offering; and the shares of Common Stock and USATZ Warrants, when so issued and delivered against payment therefor in accordance with the terms of the Initial Offering or the Rights Offering, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.  The shares of Common Stock and USATZ Warrants will conform in all material respects to the descriptions thereof contained in the Prospectuses.

(j)             The Common Stock is quoted on the NASDAQ Global Market and the Company has made application to have the shares of Common Stock registered in the Registration Statements and the USATZ Warrants quoted on the NASDAQ Global Market.  The Company has not received an oral or written notification from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any court or any other federal, state, local or foreign governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (“Governmental Authority”) of any inquiry or investigation or other action that would cause the Common Stock registered in the Registration Statements or the USATZ Warrants  to not be quoted on the NASDAQ Global Market.

(k)            The Company has an authorized capitalization as set forth under the caption “Capitalization” in the Prospectuses, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Company capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Registration Statements and the Prospectuses. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statements and the Prospectuses accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(l)             The Company owns or leases all such assets or properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statements and the Prospectuses. The Company has good and marketable title in fee simple to all material assets, real property and personal property owned by it, in each case free and clear of any Lien, except for such Liens as are described in the Registration Statements and the Prospectuses or as do not materially diminish the value of such property or materially interfere with the Company’s use thereof.  Any assets or real property and buildings held under lease or sublease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use of such assets or property by the Company, in each case except as described in the Registration Statements and the Prospectuses.  Neither the Company nor any Subsidiary has received any notice of any material claim adverse to its ownership of any real or personal property or of any material claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(m)           Except as described in the Registration Statements and the Prospectuses, the Company and its Subsidiaries have all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other Governmental Authorities and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their properties and conduct their businesses as presently being conducted, and each such Consent is valid and in full force and effect.  The Company has not received notice of any investigation or proceedings which results in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation or modification of any Consent that would have a Material Adverse Effect, except as described in the Registration Statements and the Prospectuses.

(n)            The execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Rights Offer Documents, the issuance of shares of Common Stock and the USATZ Warrants in accordance with the terms of the Initial Offering, Rights Offering, or the Follow-On Offering, and the consummation by the Company of the transactions contemplated hereby and by the Subscription Agency Agreement and the Information Agency Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except where such conflict, breach, violation or default would not cause or constitute a Material Adverse Effect; nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any Governmental Authority (except, in the case of any such statute, order, rule or regulation, where such violation would not cause or constitute a Material Adverse Effect); and except for the registration of the shares of Common Stock and the USATZ Rights Warrants on the Initial Offering Registration Statement and the Rights, the shares of Common Stock and the USATZ Rights Warrants on the Rights Offering Registration Statement under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the distribution of the Rights and the sale of the shares of Common Stock and USATZ Warrants by the Company, no consent, approval, authorization or order of, or filing or registration with, any such court or Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

(o)            Except as otherwise set forth in the Registration Statements and the Prospectuses or as granted to S.A.C. Capital Associates, LLC in the Registration Rights Agreement dated May 14, 2007, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.  No holder of any security of the Company has any rights of rescission or similar rights with respect to such securities held by them.

(p)            Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest balance sheet included in the Prospectuses or after such date and as disclosed in the Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date or after such date and as disclosed in the Prospectuses, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), results of operations, material properties or prospects (as such prospects are disclosed or described in the Prospectus) of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Change”).  Since the date of the latest balance sheet presented in the Prospectuses, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statements, any Preliminary Prospectus and the Prospectuses.

(q)            McGladrey & Pullen, LLP (“M&P”) and Goldstein Golub Kessler LLP (“GGK”), whose reports relating to the Company are incorporated by reference into the Registration Statements, are or were independent public accountants as required by the Securities Act, the Exchange Act and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”).   To the best of the Company’s knowledge, M&P is duly registered and in good standing with the PCAOB.  Neither M&P nor GGK has, during the periods covered by the financial statements on which they reported incorporated by reference into the Registration Statements, the Preliminary Prospectuses and the Prospectuses, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(r)             The financial statements, including the notes thereto, and any supporting schedules included in or incorporated by reference into the Registration Statements, any Preliminary Prospectuses and the Prospectuses present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statements, any Preliminary Prospectus and the Prospectuses, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. Any supporting schedules included in the Registration Statements, any Preliminary Prospectus and the Prospectuses present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statements. The other financial and statistical information included in the Registration Statements, any Preliminary Prospectus and the Prospectuses present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference into in the Registration Statements, such Preliminary Prospectus and the Prospectuses and the books and records of the respective entities presented therein.

(s)            There are no pro forma or as adjusted financial statements which are required to be included in or incorporated by reference into the Registration Statements, any Preliminary Prospectus and the Prospectuses in accordance with Regulation S-X under the Securities Act which have not been included or incorporated by reference as so required. The pro forma and/or as adjusted financial information included in or incorporated by reference into the Registration Statements, any Preliminary Prospectus and the Prospectuses has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act in all material respects and include all adjustments necessary to present fairly, in all material respects, in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and as adjusted financial information included in or incorporated by reference into the Registration Statements, any Preliminary Prospectus and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(t)             The statistical, industry-related and market-related data included in the Registration Statements, any Preliminary Prospectus and the Prospectuses are based on or derived from sources which the Company reasonably believes are reliable and accurate, and such data agree with the sources from which they are derived. All material third party consents have been obtained in order for such data to be included in the Registration Statements, any Preliminary Prospectus and the Prospectuses.

(u)            Except as disclosed in the Registration Statements and the Prospectuses, the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)            The Company has not been informed of: (i) except as disclosed in the Registration Statements and the Prospectuses, any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(w)           The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”) applicable to the Company, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other Governmental Authority or self regulatory entity or agency, except for violations which, singly or in the aggregate, are disclosed in the Prospectuses or would not have a Material Adverse Effect.

(x)             To the best of the Company’s knowledge, no relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or its Subsidiaries, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statements or the Prospectuses which is not so described as required. Except as disclosed in the Registration Statements and the Prospectuses, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes Oxley, directly or indirectly, including through any Affiliate of the Company (other than as permitted under the Sarbanes Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(y)            Except as described in the Registration Statements and the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, except as disclosed in the Prospectuses, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

(z)             The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to make such filings or make such payments, either individually or in the aggregate, would not have a Material Adverse Effect.  The Company believes in good faith that it has made adequate charges, accruals and reserves in its financial statements above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(aa)          Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts which the Company believes to be reasonable and sufficient for a company of its size operating in the Company’s industry. There are no material claims by the Company or any of its Subsidiaries under any policy or instrument described in this paragraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this paragraph are in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb)         Subject to the statements and disclosures made in the Registration Statements and the Prospectuses, the Company and its Subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus.  Except as described in the Registration Statements and the Prospectuses, neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee that would result in a Material Adverse Effect.  Each agreement and instrument (each, a “License Agreement”) pursuant to which any Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and its subsidiaries are in compliance in all material respects with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in compliance in all material respects with all of their respective obligations thereunder; to the knowledge of the Company, no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its subsidiaries thereunder, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder or that might have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any notice of a material default, breach or non-compliance under any License Agreement.

(cc)          Except as described in any Preliminary Prospectus, the Prospectuses and the Registration Statements, the Company: (i) is and at all times has been in compliance with all statutes, rules, regulations or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured, distributed or sold by the Company or any component thereof (such statutes, rules, regulations or guidance, collectively, “Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity of the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i), (ii), (iii), (iv) and (v), for any default, violation or event that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(dd)         Neither the Company nor, to the Company’s knowledge, any of the Company’s directors, officers or employees has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(ee)          Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act with the offer and sale of the shares of Common Stock and USATZ Warrants pursuant to the Registration Statements.

(ff)            Except as described in the Registration Statements and the Prospectuses, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or other compensation by the Company with respect to the issuance or exercise of the Rights or the sale of the shares of Common Stock or USATZ Warrants included in the Registration Statements pursuant to the or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Company’s officers, directors and employees or Affiliates that may affect Source’s compensation, as determined by FINRA.  Except as previously disclosed by the Company to Source in writing, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) or any other Affiliate is a member or a Person associated, or affiliated with a member of FINRA.  No proceeds from the exercise of the Rights will be paid to any FINRA member, or any Persons associated or affiliated with a member of FINRA, except as specifically contemplated herein. Except as previously disclosed by the Company to Source, no Person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statements has any relationship or affiliation or association with any member of FINRA.

(gg)          There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or Source for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement. Other than Source, the Company has not employed any brokers, dealers or underwriters in connection with solicitation of exercise of Rights in the Rights Offering, and except as provided for in Section 7 and 8 hereof, no other commissions, fees or discounts will be paid by the Company or otherwise in connection with the Initial Offering or the Rights Offering.

(hh)          Neither the Company nor, to the Company’s knowledge, any of the Company’s officers, directors, employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof.

(ii)            The Company has not and will not, directly or indirectly through any officer, director or Affiliate of the Company or through any other Person: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the shares of Common Stock and USATZ  Warrants included in the Registration Statements, (ii) since the filing of the Registration Statements sold, bid for or purchased, or paid any Person (other than Source) any compensation for soliciting exercises or purchases of, the Rights, the shares of Common Stock or the USATZ Warrants included in the Registration Statements and (iii) until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the shares of Common Stock or the USATZ Warrants included in the Registration Statements, sell, bid for or purchase, apply or agree to pay to any Person (other than Source) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to: (i) shares of Common Stock and USATZ Warrants included in the Registration Statements, as described in the Prospectuses, or (ii) any shares of Common Stock sold pursuant to the Company’s employee benefit plans.

(jj)            Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statements and the Prospectuses has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

As used in this Agreement, references to matters being “material” with respect to the Company or any matter relating to the Company shall mean a material item, event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects (as such prospects are disclosed or described in the Registration Statements, any Preliminary Prospectus or the Prospectuses), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers of the Company who are named in the Prospectuses, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company).

7.             Compensation. Source shall receive the fees and expense reimbursements for acting in its capacity as financial advisor, Dealer-Manager and Placement Agent, as set forth in the Engagement Letter.  Nothing in this Agreement shall affect Source’s rights to receive any fees, compensation or reimbursement set forth in the Engagement Letter in accordance with the terms thereof.  Except as provided otherwise in the Engagement Letter, all payments to be made by the Company pursuant to this Section 7 shall be made at the Closing of the Initial Offering and the Closing of the Rights Offering (each, a “Closing Date”).

8.              Expenses.  In addition to Source’s compensation for services hereunder pursuant to Section 7 hereof, the Company shall pay or cause to be paid:

(a)            all expenses (including any taxes) incurred in connection with the Rights Offering and the preparation, issuance, execution, authentication and delivery of the Rights, and the Common Stock and USATZ Warrants issuable upon exercise of the Rights;

(b)            all fees, expenses and disbursements of the Company’s accountants, legal counsel and other third party advisors;

(c)            all fees and expenses of the Subscription Agent and the Information Agent;

(d)            all fees, expenses and disbursements (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statements (including the financial statements include therein or incorporated thereinto and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectuses, the other Initial Offer Documents, the Rights Offer Documents and any amendments or supplements of the foregoing, and any printing, delivery and shipping of this Agreement by mail, fax or other means of communications;

(e)            all fees, expenses and disbursements relating to the registration or qualification of the Rights, and the shares of Common Stock and USATZ Warrants included in the Registration Statements under the “blue sky” securities laws of any states or other jurisdictions and all reasonable fees and expenses associated with the preparation of the preliminary and final forms of Blue Sky Memoranda;

(f)             all filing fees of the Commission;

(g)            all filing fees relating to the review of the Initial Offering, the Rights Offering, or the Follow-On Offering  by FINRA;

(h)            any applicable listing or other fees;

(i)             the cost of printing certificates representing the Rights, and the shares of Common Stock and USATZ Warrants included in the Registration Statements;

(j)             the cost and charges of the Company’s transfer agent(s) or registrar(s); and

(k)            all other costs and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section.

(l)             All payments to be made by the Company pursuant to this Section 8 shall be made promptly after the termination or expiration of the Initial Offering and promptly after the termination of the Rights Offering or the Follow-On Offering, as the case may be, or, if later, promptly after the related fees, expenses or charges accrue and an invoice therefor is sent by Source.  The Company shall perform its obligations set forth in this Section 8 whether or not the Initial Offering or the Rights Offering or the Follow-On Offering commences or any Rights are exercised pursuant to the Rights Offering.

9.              Shareholder Lists; Subscription Agent; Information Agent.

(a)            The Company will cause Source to be provided with any cards or lists showing the names and addresses of, and the number of shares of Common Stock held by, the holders of shares of Common Stock as of a recent date and will use its best efforts to cause Source to be advised from time to time during the periods, as Source shall request, of the Initial Offering, the Rights Offering, and the Follow-On Offering as to any transfers of record of shares of Common Stock.

(b)            The Company (i) has arranged for the Subscription Agent to serve as subscription agent in connection with the Rights Offering, (ii) will arrange for the Subscription Agent to advise the Dealer-Manager regularly as to such matters as the Dealer-Manager may reasonably request, including the number of Rights that have been exercised, and (iii) will arrange for the Subscription Agent to be responsible for receiving subscription funds paid.

(c)            The Company has arranged for the Information Agent to serve as information agent in connection with the Rights Offering and to perform services in connection with the Rights Offering that are customary for an information agent.

10.            Covenants of the Company.  The Company covenants and agrees with Source:

(a)            To use commercially reasonable efforts to cause the Registration Statements and any amendments thereto to become effective; to advise Source, promptly after it receives notice thereof, of the times when Registration Statements, or any amendments thereto, become effective or any supplement to the Prospectuses or any amended Prospectuses has been filed and to furnish Source with copies thereof; to prepare Prospectuses in forms approved by Source (such approval not to be unreasonably withheld or delayed) and to file such Prospectuses pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise Source, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectuses or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b)            To deliver promptly to Source, at any such location as reasonably requested by Source, such number of the following documents as Source shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Initial Offer Documents and Rights Offer Documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectuses and any amended or supplemented Prospectuses and (iii) any document incorporated by reference into the Prospectuses (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time during which the Prospectus relating to either the Initial Offering or the Rights Offering or the Follow-On Offering is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which such Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the such Prospectus or to file under the Exchange Act any document incorporated by reference into such Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Source and, upon its request, to file such document and to prepare and furnish without charge to Source as many copies as Source may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(c)            To file promptly with the Commission any amendment to the Registration Statements or the Prospectuses or any supplement to the Prospectuses that may, in the judgment of the Company or Source, be necessary or advisable in connection with the distribution of the securities included in the Registration Statements or be requested by the Commission;

(d)            Prior to filing with the Commission any: (i) Preliminary Prospectus, (ii) amendment to either of the Registration Statements, any document incorporated by reference into either of the Prospectuses or (iii) any Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to Source and counsel for Source and obtain the consent of Source to the filing (which consent shall not be unreasonably withheld or delayed);

(e)            To furnish to Source copies of all materials not available via EDGAR furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automated quotation markets upon which any of the Company’s securities may be listed or quoted pursuant to requirements of or agreements with such exchange or market to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(f)             To qualify or register the Rights, and the shares of Common Stock and USATZ Warrants included in the Registration Statements for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably requested by Source, and to comply with such laws and cause such qualifications, registrations and exemptions to continue in effect so long as reasonably required for the distribution securities included in the Registration Statements.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise Source promptly of the suspension of the qualification or registration of (or any such exemption relating to) any of the securities included in the Registration Statements for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as promptly as practicable;

(g)            To apply the net proceeds from the sale of the securities included in the Initial Offering Registration Statement and from the exercise of the USATZ Warrants included in such Registration Statement in the manner described under the caption “Use of Proceeds” in the Initial Offering Prospectus.

(h)            To apply the net proceeds from the exercise of the Rights, upon exercise of the USATZ Warrants and from the sale of the shares of Common Stock and USATZ Warrants included in the Rights Offering Registration Statement in the manner described under the caption “Use of Proceeds” in the Rights Offering Prospectus.

(i)             Prior to the effective date of the Registration Statements, to apply for the quotation of the shares of Common Stock and USATZ Warrants included in the Registration Statements on the NASDAQ Global Market and to use commercially reasonable efforts to complete that application, subject only to official notice of issuance (if applicable), prior to the expiration of the Initial Offering;

(j)             To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

(k)            To advise Source, directly or through the Subscription Agent, from time to time, as Source shall request, of the number of shares of Common Stock and USATZ Warrants subscribed for, and arrange for the Subscription Agent to furnish Source with copies of written reports it furnishes to the Company concerning the Rights Offering;

(l)             To commence mailing the Rights Offer Documents to record holders of the Common Stock and USATW Warrants not later than the second business day following the record date for the Rights Offering, and complete such mailing as soon as practicable;

(m)           To reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock and USATZ Warrants as will be sufficient to permit the exercise in full of all Rights, except as otherwise contemplated by the Rights Offer Prospectus;

(n)            To reserve and keep available for issue upon the exercise of the USATZ Warrants  such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all USATW Warrants, except as otherwise contemplated by the  Prospectuses; and

(o)            To not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the shares of Common Stock or the USATZ Warrants.

11.            Conditions of Source’s Obligations. The obligations of Source hereunder are subject to (and the occurrence of any Closing shall be conditioned upon) the accuracy, as of the date hereof and at all times during the Initial Offering, the Rights Offering, and the Follow-On Offering, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            (i) The Registration Statements shall have become effective and the Prospectuses shall have been timely filed with the Commission in accordance with the Securities Act; (ii) all post-effective amendments to the Registration Statements shall have become effective; (iii) no stop order suspending the effectiveness of the Registration Statements or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and any request of the Commission for additional information (to be included in the Registration Statements or the Prospectuses or otherwise) shall have been disclosed to Source and complied with to Source’s reasonable satisfaction.

(b)            The Registration Statements or the Prospectuses or any amendment or supplement thereto, shall not contain an untrue statement of fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the securities included in the Registration Statements, the Registration Statements and the Prospectuses, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for Source, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Concurrently with the execution of this Agreement, there shall have been furnished to Source the signed opinion (addressed to Source) of Lurio & Associates, P.C., counsel for the Company, dated the date hereof and in form and substance reasonably satisfactory to counsel for Source.

(e)            Concurrently with the execution of this Agreement, the Company shall have furnished to Source letters of M&P, addressed to Source and dated the date hereof: (i) confirming that they were independent registered public accountants of the Company within the meaning of the Securities Act and in compliance with the applicable requirements relating to the qualification of accountants under the PCAOB and applicable rules of the Commission with respect to the periods covered by their reports incorporated by reference into the Registration Statements, and (ii) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectuses, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information and other matters specified by Source.

(f)             The Company shall have furnished to Source a certificate, dated the date hereof, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

i.	To the best of their knowledge after reasonable investigation, the representations, warranties, covenants and agreements of the Company hereof are true and correct in all material respects;

ii.
Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectuses, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change; and

iii.
They have examined the Registration Statements and the Prospectuses and, in their opinion (A) the Registration Statements, as of their Effective Dates, and the related Prospectuses did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date of each Registration Statement or the date of the relevant Prospectus, as applicable, no event has occurred which should have been set forth in a supplement or amendment to such Registration Statement or such Prospectus.

(g)            Neither the Company nor any of its Subsidiaries shall have sustained since the Effective Date any Material Adverse Change, the effect of which is, in the judgment of Source, so material and adverse as to make it impracticable or inadvisable to proceed with the Initial Offering or the Rights Offering.

(h)            The NASDAQ Global Market shall have approved the shares of Common Stock and USATZ Warrants included in the Registration Statements for quotation.

(i)             All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for Source.

12.            Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless Source and its affiliates and any officer, director, employee or agent of Source or any such affiliates and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) Source or any of such affiliates (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, under the Securities Act or otherwise (as incurred or suffered and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from Source), (A) arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Initial Offer Documents, the Rights Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Initial Offering or the Rights Offering or the Follow-On Offering, or in any blue sky application or other document prepared or executed by the Company (or based on any written information furnished by the Company) specifically for the purpose of qualifying any or all of securities included in the Registration Statements under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with Source Information), (ii) any actions taken or omitted to be taken by an indemnified party with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (iii) any failure by the Company to comply with any agreement or covenant, contained in this Agreement or (B) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Initial Offering, the Rights Offering, the Follow-On Offering, any of the other transactions contemplated thereby or the performance of Source’s services to the Company with respect to the Initial Offering or the Rights Offering or the Follow-On Offering.  The Company will not, however, be responsible under the foregoing indemnity agreement for any losses, claims, damages, liabilities or expenses that have resulted from the gross negligence, bad faith or willful misconduct of Source or any Indemnified Party.

(b)            If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any Indemnified Party otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, whether or not Source is the person entitled to indemnification or reimbursement, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Source, on the other hand, of the Initial Offering or the Rights Offering or the Follow-On Offering, or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and Source, as well as any other relevant equitable considerations; provided, however, in no event shall Source’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Source under this Agreement.  For the purposes of this Agreement, the relative benefits to the Company and to Source of the engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Initial Offering, the Rights Offering, or the Follow-On Offering, whether or not the Initial Offering, the Rights Offering and the Follow-On Offering are consummated, bears to (b) the fees paid or to be paid to Source under this Agreement.

(c)            The Company also agrees that neither Source, nor any other Indemnified Party, shall have any liability to the Company for or in connection with Source’s engagement as Placement and the Dealer-Manager, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which have resulted primarily from Source’s bad faith, willful misconduct, or gross negligence.  The foregoing agreement shall be in addition to any rights that Source, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution.

(d)            The Company agrees that it will not, without the prior written consent of Source, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Source is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release, reasonably satisfactory in form and substance to Source, releasing Source from all liability arising out of such claim, action, suit or proceeding.

13.            Effective Date of Agreement; Termination.

(a)            This Agreement shall become effective upon the later of the time on which Source shall have received notification of the effectiveness of the Registration Statements and the time which this Agreement shall have been executed by all of the parties hereto.

(b)            This Agreement shall terminate upon the earliest to occur of (a) the consummation, termination or withdrawal of the Initial Offering and the Rights Offering, and (b) the withdrawal by Source pursuant to Section 5, or (c) the termination the Company or Source of the Engagement Period pursuant to the Engagement Letter.

14.            Survival of Certain Provisions.  The agreements contained in Sections 3, 7, 8 and 14 through 20 hereof and the representations, warranties and agreements of the Company contained in Section 6 hereof shall survive the consummation of or failure to commence the Initial Offering or the Rights Offering or the Follow-Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

15.            Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows

If to Source:

Source Capital Group, Inc.
276 Post Road West
Westport, CT 06880
Attention: Richard Kreger
Facsimile (203) 341-3515

With a copy to:

Hirshfield Law
1035 Park Avenue
Suite 7B
New York, NY 10028-0912
Attention: Peter B. Hirshfield
Facsimile: (646) 349-1665

If to the Company:

USA Technologies, Inc.
Lurio & Associates, P.C.
Attention: George R. Jensen, Jr.
Chief Executive Officer
Facsimile: (610) 989-0344

With a copy to:

Douglas M. Lurio, Esquire
Lurio & Associates, P.C.
2005 Market Street, Suite 3320
Philadelphia, PA 19103-7015
Facsimile: (215) 665-8582

14.            Parties. This Agreement shall inure to the benefit of and be binding upon Source, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control Source within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any Person, other than the Persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.            Amendment.  This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

16.            Governing Law; Venue.  This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principles thereof (other than Section 5-1401 of The New York General Obligations Law). Each of Source and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Source and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the underwriters mailed by certified mail to Source’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon Source, in any such suit, action or proceeding.

17.            Entire Agreement.  This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

18.            Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

19.            Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof. If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

USA Technologies, Inc.

By:
Name: George R. Jensen, Jr.
Title: Chief Executive Officer

Accepted and agreed as of the date first written above:

SOURCE CAPITAL GROUP, INC.

By:		By:
Name:	Richard H. Kreger	Name:	Russ Newton
Title:	Sr. Managing Director, Investment Banking	Title:	Chief Financial Officer